CarParts.com Reports First Quarter 2026 Results

LONG BEACH, Calif. – May 7th, 2026 – CarParts.com, Inc. (NASDAQ: PRTS), a leading eCommerce provider of automotive parts and accessories, and a premier destination for vehicle repair and maintenance needs, is reporting results for the first quarter ended April 4, 2026.

First Quarter 2026 Summary vs. Year-Ago Quarter

●	Closed $8.0 million strategic investment.
●	Net sales decreased 10% to $132.0 million.
●	Gross profit of $42.9 million vs. $47.3 million, with gross margin of 32.5%.
●	Net loss was ($1.9) million, or ($0.03) per share, compared to a net loss of ($15.3) million, or ($0.27) per share.
●	Adjusted EBITDA of $0.6 million vs. $(6.2) million.
●	Cash of $37.9 million and inventory of $91.0 million as of April 4, 2026.
●	Our mobile app has cumulative net downloads of 1.4 million.

Management Commentary

David Meniane, Chief Executive Officer, commented: "In the first quarter of 2026, we reached a milestone we have been building toward for five consecutive quarters: our first positive adjusted EBITDA since Q1 2024. Adjusted EBITDA was positive $585,000, a swing of nearly $7 million from the same quarter last year, driven by deliberate action across every line item in the P&L: advertising efficiency, customer acquisition quality, lifecycle monetization, warehouse operations, offshore savings, and a fixed cost base that is now mostly embedded in our run rate. The work is not done. But the evidence is in the results, and the momentum is real.

The initiatives are executing. A-Premium is approaching $45 million in annualized run rate revenue, up from $35 million at year-end. The initial 7,000 JC Whitney SKUs are live on Amazon and generating sales, with revenue growing week over week. We launched the CarParts.com Mastercard. We opened a branch office in Taipei to deepen three decades of supplier relationships that represent approximately 70% of our purchases. Spark and Zaap, our AI systems for customer experience and internal operations, are live. And we are running next day delivery out of 2 of our 4 warehouses today, with a target of 300,000 packages through our last mile network over the next 12 to 24 months.

We have always been two companies in one: a digital layer and a physical asset base. In a world where AI is commoditizing digital execution, the physical infrastructure (our distribution network, our last mile capability, and our global supply chain) becomes the moat. That is where we are investing. We ended the quarter with $38 million in cash and no revolver debt. The path to sustained free cash flow runs through levers we control, and we are executing against them today."

First Quarter 2026 Financial Results

Net sales in the first quarter of 2026 were $132.0 million, down 10% from $147.4 million in the year-ago quarter. The decrease was primarily driven by the Company’s efforts to increase profitability by rationalizing marketing spend.

Gross profit was $42.9 million in the first quarter compared to $47.3 million in the year-ago quarter, with gross margin increasing 40 basis points to 32.5%. The increase was primarily driven by product mix and favorable freight costs.

Total operating expenses in the first quarter were $46.0 million compared to $62.5 million in the year-ago quarter. The decrease was primarily driven by favorable payroll costs due to headcount reductions, favorable marketing spend and a gain on sale of our Philippines subsidiary.

Net loss in the first quarter was ($1.9) million compared to a net loss of ($15.3) million in the year-ago quarter, primarily driven by lower operating expenses and the increase in gross margin.

Adjusted EBITDA in the first quarter was $0.6 million compared to ($6.2) million in the year-ago quarter.

On April 4, 2026, the Company had a cash balance of $37.9 million, $25.3 million of convertible notes payable balance and no revolver loan balance, compared to a $25.8 million cash balance, $25.2 million of convertible notes payable balance and no revolver loan balance at prior fiscal year-end January 3, 2026.

Conference Call

CarParts.com CEO David Meniane and Interim CFO Mark DiSiena will host a conference call today to discuss the results.

Date: Thursday, May 7, 2026

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast. A replay of the audio webcast will be archived on the Company’s website at www.carparts.com/investor.

About CarParts.com, Inc.

CarParts.com, Inc. is a technology-led ecommerce company offering over 1.5 million quality automotive parts and accessories. Operating for over 30 years, CarParts.com has established itself as a premier destination for drivers seeking repair, maintenance, and upgrade solutions. Taking a customer-first approach, we deliver a seamless, mobile-friendly shopping experience across our website and app. With a commitment to delivering exceptional value backed by our nationwide, company-operated distribution network, fast shipping and experienced customer service team, CarParts.com aims to eliminate the uncertainty and stress often associated with vehicle maintenance and repair. The company operates CarParts.com and a portfolio of private-label and marketplace brands, including CarParts Wholesale, JC Whitney, Garage-Pro, Evan Fischer, and more. For more information, visit CarParts.com.

CarParts.com is headquartered in Long Beach, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA” in this earnings release and on today’s scheduled conference call, which are non-GAAP financial measures. Adjusted EBITDA consist of net loss before (a) interest expense (income), net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; (f) gain on sale of subsidiary; and (g) strategic alternatives exploration costs. A reconciliation of Adjusted EBITDA to net loss is provided below.

The Company believes that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as measures of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense as well as other items that we do not believe are representative of our ongoing operating performance. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use these non-GAAP measures as supplemental measures to evaluate the ongoing operations of companies in our industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth, our ability to innovate, our ability to gain market share, and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 4, 2026	March 29, 2025
Net sales	$131.96	$147.38
Gross profit	$42.94	$47.35
	32.5%	32.1%
Operating expense	$46.00	$62.49
	34.9%	42.4%
Net loss	$(1.94)	$(15.28)
	(1.5)%	(10.4)%
Adjusted EBITDA	$0.59	$(6.23)
	0.4%	(4.2)%

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 4, 2026	March 29, 2025
Net loss	$(1,940)	$(15,283)
Depreciation and amortization	4,265	5,482
Amortization of intangible assets	8	13
Interest expense (income), net	279	(3)
Income tax (benefit) provision	(1,391)	140
EBITDA	$1,221	$(9,651)
Stock compensation expense	$1,656	$2,872
Gain on sale of subsidiary(1)	(2,292)	—
Strategic alternatives exploration costs(2)	—	550
Adjusted EBITDA	$585	$(6,229)

(1)	On January 27, 2026, the Philippines subsidiary was deconsolidated from our consolidated financial statements and a gain on sale of subsidiary was recorded in operating expense in the consolidated statements of operations.
(2)	We incurred certain costs, primarily legal and advisor costs, attributable to our exploration of strategic alternatives in 2025.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS

(Unaudited, In Thousands, Except Per Share Data)

	Thirteen Weeks Ended
	April 4,	March 29,
	2026	2025
Net sales	$131,961	$147,378
Cost of sales (1)	89,019	100,031
Gross profit	42,942	47,347
Operating expense	45,995	62,493
Loss from operations	(3,053)	(15,146)
Other income (expense):
Other income, net	157	260
Interest expense	(435)	(257)
Total other (expense) income, net	(278)	3
Loss before income taxes	(3,331)	(15,143)
Income tax (benefit) provision	(1,391)	140
Net loss	(1,940)	(15,283)
Net loss per share:
Basic and diluted net loss per share	$(0.03)	$(0.27)
Weighted-average common shares outstanding:
Shares used in computation of basic and diluted net loss per share	68,554	57,343

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par Value Data)

	April 4,	January 3,
	2026	2026
ASSETS
Current assets:
Cash and cash equivalents	$37,856	$25,821
Accounts receivable, net	8,333	7,061
Inventory, net	91,042	95,180
Other current assets	7,327	6,996
Total current assets	144,558	135,058
Property and equipment, net	18,523	20,191
Right-of-use - assets - operating leases, net	17,672	18,586
Right-of-use - assets - finance leases, net	6,536	7,233
Other non-current assets	4,273	3,788
Total assets	$191,562	$184,856
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$46,378	$44,884
Accrued expenses	28,227	24,642
Right-of-use - obligation - operating, current	4,716	4,858
Right-of-use - obligation - finance, current	2,594	2,767
Other current liabilities	4,516	4,090
Total current liabilities	86,431	81,241
Convertible notes payable	25,288	25,161
Right-of-use - obligation - operating, non-current	14,699	15,771
Right-of-use - obligation - finance, non-current	5,530	6,082
Other non-current liabilities	7	3,125
Total liabilities	131,955	131,380
Commitments and contingencies (Note 6)
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 80,478 and 70,048 shares issued and outstanding as of April 4, 2026 and January 3, 2026 (of which 3,786 are treasury stock)	75	65
Treasury stock	(11,912)	(11,912)
Additional paid-in capital	353,402	344,118
Accumulated other comprehensive income	0	1,223
Accumulated deficit	(281,958)	(280,018)
Total stockholders’ equity	59,607	53,476
Total liabilities and stockholders' equity	$191,562	$184,856

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirteen Weeks Ended
	April 4,	March 29,
	2026	2025
Operating activities
Net loss	$(1,940)	$(15,283)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	4,265	5,482
Amortization of intangible assets	8	13
Noncash interest expense	127	—
Share-based compensation expense	1,656	2,872
Stock awards issued for non-employee director service	12	11
Gain on sale of subsidiary	(2,292)	—
Amortization of deferred financing costs	122	16
Changes in operating assets and liabilities:
Accounts receivable	(1,271)	(4,112)
Inventory	4,138	(3,853)
Other current assets	(582)	(269)
Other non-current assets	(904)	35
Accounts payable and accrued expenses	5,102	19,975
Other current liabilities	425	488
Right-of-use obligation - operating leases - current	364	189
Right-of-use obligation - operating leases - long-term	(541)	(186)
Other non-current liabilities	(1,428)	124
Net cash provided by operating activities	7,261	5,505
Investing activities
Additions to property and equipment	(2,099)	(2,116)
Proceeds from sale of subsidiary	300	—
Net cash used in investing activities	(1,799)	(2,116)
Financing activities
Borrowings from revolving loan payable	73	68
Payments made on revolving loan payable	(73)	(68)
Payments on finance leases	(720)	(954)
Net proceeds from issuance of common stock for ESPP	—	96
Proceeds from issuance of common stock	8,000	—
Payment of issuance costs - common stock	(36)	—
Statutory tax withholding payment for share-based compensation	(77)	(396)
Net cash provided by (used in) financing activities	7,167	(1,254)
Effect of exchange rate changes on cash	(594)	—
Net change in cash and cash equivalents	12,035	2,135
Cash and cash equivalents, beginning of period	25,821	36,397
Cash and cash equivalents, end of period	$37,856	$38,532
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$2,407	$—
Accrued asset purchases	$435	$526
Share-based compensation expense capitalized in property and equipment	$93	$294
Supplemental disclosure of cash flow information:
Cash received during the period for income taxes	$8	$—
Cash paid during the period for interest	$—	$256
Cash received during the period for interest	$156	$259